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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-XXX) relating to the issuance of up to 318,840 shares of Common Stock of Angiotech Pharmaceuticals, Inc. in connection with the assumption of the Cohesion Technologies, Inc. Restated 1998 Stock Option Plan, the Cohesion Technologies, Inc. 1998 Directors' Stock Option Plan, the Cohesion Technologies, Inc. 2002 Non-Qualified Stock Option Plan and the Cohesion Technologies, Inc. Stock Option Agreements of our report dated November 7, 2002, with respect to the consolidated financial statements of Angiotech Pharmaceuticals, Inc. included in its Annual Report (Form 40-F) for the year ended
September 30, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP


Vancouver, British Columbia

February 5, 2003